UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of Earliest event reported):
                                   May 1, 2003

                         Commission File Number:0-17821



                             ALLION HEALTHCARE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   DELAWARE                            11-2962027
       -------------------------------            -------------------
       (State or other jurisdiction of              (I.R.S.Employer
        incorporation or organization)            Identification No.)

       33 WALT WHITMAN ROAD, SUITE 200A  HUNTINGTON STATION, NY 11746
      ----------------------------------------------------  ----------
           (Address of principal executive offices)         (Zip Code)

    Registrant's telephone number, including area code...(631) 547-6520
                                                         --------------

This current report on Form 8-K/A amends the current report on Form 8-K filed by the Registrant on May 16, 2003 to add the financial statements of Medicine Made Easy ("MME") and the unaudited pro forma financial statements of the combined company under Items 7A, 7B, and 7C, respectively. MME fills individual patient specific specialty oral and injectable prescription medications and biopharmaceuticals.

    ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

A. The report of independent auditors and Audited Financial Statements of MME for the years ended December 31, 2002 and December 31, 2001 and the Notes thereto.

B. The Unaudited Condensed Financial Statements of MME for the three months ended March 31, 2003 and 2002 and the Notes thereto.

C. The Unaudited Pro Forma Condensed Consolidated Statements of Operations of Allion Healthcare, Inc. and Subsidiaries and MME for the year ended December 31, 2002 and the three months ended March 31, 2003 and Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2003 and the Notes thereto.

D. Exhibits

    2.1 Stock Purchase Agreement, dated as of May 1, 2003, among MOMs Pharmacy, Inc., as buyer, Allion Healthcare, Inc. as parent, and Darin A. Peterson and Allan H. Peterson collectively, as sellers*

    4.1 Warrant to Purchase Common Stock of Allion Healthcare, Inc. issued to Darin A. Peterson, as of May 1, 2003*

    4.2 Warrant to Purchase Common Stock of Allion Healthcare, Inc. issued to Allan H. Peterson, as of May 1, 2003*

    10.1 Subordinated Security Agreement, dated as of May 1, 2003, among Allion Healthcare, Inc., as borrower, Darin A. Peterson and Allan H. Peterson, collectively, as lenders, and Darin A. Peterson, as collateral agent*

    10.2 Subordinated Secured Promissory Note of Allion Healthcare, Inc., dated as of May 1, 2003, in the principal amount of $1,187,500, issued to Darin A. Peterson*

    10.3 Subordinated Secured Promissory Note of Allion Healthcare, Inc., dated as of May 1, 2003, in the principal amount of $62,500, issued to Allan H. Peterson*

    10.4 Subordinated Secured Promissory Note of Allion Healthcare, Inc., dated as of May 1, 2003, in the principal amount of $1,092,500, issued to Darin A. Peterson*

    10.5 Subordinated Secured Promissory Note of Allion Healthcare, Inc., dated as of May 1, 2003, in the principal amount of $57,500, issued to Allan H. Peterson*

* Previously filed.

                               MEDICINE MADE EASY
                          AUDITED FINANCIAL STATEMENTS
                          AS OF AND FOR THE YEARS ENDED
                           December 31, 2002 and 2001

                                    CONTENTS


                     Report of Independent Auditors                     4
                     Balance Sheets                                     5
                     Statements of Operations and Retained Earnings     6
                     Statements of Cash Flows                           7
                     Notes to Financial Statements                      8

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of,

Medicine Made Easy
Torrance, CA

     We have audited the accompanying balance sheets of Medicine Made Easy as of December 31, 2002 and 2001 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medicine Made Easy as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     As described in Note 12, as of May 1, 2003 the Company was acquired by another company.

/S/ BDO Seidman
-----------------------
     BDO Seidman, LLP
     Melville, New York
     July 3, 2003

                               MEDICINE MADE EASY
                                 BALANCE SHEETS

                                                                                Year Ended
                                                                                December 31,
                                                                       ------------------------------
                                                                           2002             2001
                                                                       ------------      ------------
ASSETS
Current Assets:
Cash and cash equivalents                                               $   525,158     $    71,675
Accounts receivable (Note 4)                                                691,669       1,017,846
Inventories                                                                 403,382         223,795
Loan receivable - stockholder (Note 8)                                       50,824          87,159
Prepaid expenses and other current assets                                     8,800          27,045
                                                                        -----------     -----------
  Total Current Assets                                                  $ 1,679,833     $ 1,427,520

Property and equipment, net (Note 3)                                        236,509         294,955
Other assets                                                                   --            24,072
                                                                        -----------     -----------
  Total Assets                                                          $ 1,916,342     $ 1,746,547
                                                                        ===========     ===========

LIABILITIES AND STOCKHOLDERES' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable (Note 9)                                               $ 1,961,412     $ 1,250,375
Loans payable - stockholders (Note 8)                                        18,524          60,000
Income taxes payable (Note 5)                                                 1,000          21,000
Deposit on acquisition and other (Note 12)                                  214,347            --
                                                                        -----------     -----------
  Total Current Liabilities                                             $ 2,195,283     $ 1,331,375

COMMITMENTS AND CONTIGENCIES (NOTES 6, 10 and 11)

Stockholders' Equity (DEFICIT):
Common Stock, $0.01 par value; 1,000,000 shares authorized,
    10,000 shares issued and outstanding                                        100             100
Additional paid in capital                                                   21,401          21,401
Retained earnings (DEFICIT)                                                (300,442)        393,671
                                                                        -----------     -----------
  Total Stockholders' Equity (DEFICIT)                                     (278,941)        415,172

  Total Liabilities and Stockholders' Equity (DEFICIT)                  $ 1,916,342     $ 1,746,547
                                                                        ===========     ===========

                See accompanying notes to financial statements.

                               MEDICINE MADE EASY
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                     Year Ended
                                                                    December 31,
                                                           ------------------------------
                                                                2002             2001
                                                           ------------      ------------
NET SALES (Note 4)                                         $ 21,745,621      $ 12,670,336
COST OF GOODS SOLD (Note 9)                                  17,968,358        10,148,449
                                                           ------------      ------------
   GROSS PROFIT                                            $  3,777,263      $  2,521,887

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                  4,461,255         2,455,794
                                                           ------------      ------------

OPERATING (LOSS) INCOME                                    $   (683,992)     $     66,093

OTHER INCOME (EXPENSE):

Interest (expense) income                                        (2,311)           18,446
Other income (expense), net                                      10,311           (19,949)
                                                           ------------      ------------
Total other income (expense)                               $      8,000      $     (1,503)

(LOSS) INCOME BEFORE INCOME TAXES (BENEFIT)                    (675,992)           64,590

(BENEFIT) PROVISION FOR INCOME TAXES (Note 5)                   (20,000)           21,000
                                                           ------------      ------------

NET (LOSS) INCOME                                          $   (655,992)     $     43,590

Retained earnings, beginning of year                       $    393,671      $    350,081
Dividend paid to stockholder                                    (38,121)             --
                                                           ------------      ------------

Retained earnings (DEFICIT), end of year                   $   (300,442)     $    393,671
                                                           ============      ============


                 See accompanying notes to financial statements

                               MEDICINE MADE EASY
                            STATEMENTS OF CASH FLOWS

                                                                                          Year Ended
                                                                                          December 31,
                                                                                    -------------------------
                                                                                       2002            2001
                                                                                    ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                                                   $(655,992)      $  43,590
Adjustments to reconcile  net (loss) income
 to net cash provided by operating activities:
Depreciation and amortization                                                         122,825          71,428
Net book value of auto given
 to employee as compensation                                                           24,574            --

Changes in operating assets and liabilities:
Accounts Receivable                                                                   326,177        (362,585)
Inventories                                                                          (179,587)       (103,295)
Prepaid expenses and other assets                                                      42,317         (12,685)
Accounts payable and accrued expenses                                                 705,384         620,160
                                                                                    ---------       ---------

  Net cash provided by operating activities                                         $ 385,698       $ 256,613
                                                                                    ---------       ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment                                                $(127,074)      $(266,130)
                                                                                    ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan from stockholder                                                 $    --         $  60,000
Proceeds from line of credit                                                          300,000            --
Repayment of line of credit                                                          (300,000)           --
Deposit on acquisition                                                                200,000
Repayment of loan from stockholder                                                     36,335          39,970
Repayment of loan to stockholder                                                      (41,476)        (18,778)
                                                                                    ---------       ---------
  Net cash provided by (used in) financing activities                               $ 194,859       $  81,192
                                                                                    ---------       ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                           $ 453,483       $  71,675
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                           71,675            --
                                                                                    ---------       ---------
CASH AND CASH EQUIVALENTS, END OF YEAR                                              $ 525,158       $  71,675
                                                                                    =========       =========
 **Supplemental Disclosure
     Income Taxes Paid                                                               $    800        $ 16,730
                                                                                     --------        --------
     Interest Paid                                                                   $  2,311        $   --
                                                                                     --------        --------


                 See accompanying notes to financial statements.

Non-Cash Financing Activity
During 2002 the Company distributed to a stockholder an automobile and other property with a net book value of $38,121

                               MEDICINE MADE EASY
                          NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE 1. THE COMPANY

Medicine Made Easy ("MME") (the "Company") distributes specialty prescription medication services. MME was incorporated in January 1999 in the State of California.

The accompanying financial statements reflect the financial position and results of operations of MME on a historical cost basis.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES. Inventories consist entirely of pharmaceuticals available for sale. Inventories are recorded at lower of cost or market, cost being determined on a first-in, first-out ("FIFO") basis.

USE OF ESTIMATES BY MANAGEMENT. The preparation of the Company's financial statements in conformity with generally accepted accounting principles require the Company's management to make certain estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Such estimates primarily relate to accounts receivable, inventory and deferred tax valuation. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT. Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives of three to five years.

REVENUE RECOGNITION. Revenue is recognized as medications or products are delivered or mailed to customers. A substantial portion of the Company's revenue is billed to third-party payors, including insurance companies, managed care plans and governmental payors. Revenue is recorded net of contractual adjustments and related discounts. Contractual adjustments represent estimated differences between billed revenues and amounts expected to be realized from third-party payors under contractual agreements.

INCOME TAXES. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount currently estimated to be realized.

CASH EQUIVALENTS. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

CREDIT RISK. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. The Company places its cash equivalents with financial institutions. The Company's customer base consists of a large number of diverse customers. The Company has substantially all of its cash in one bank account. The balance is insured by FDIC up to $100,000. Such cash balances, at times, may exceed FDIC limits. The Company has not experienced any losses in such accounts. The Company's trade receivables represent a broad customer base. The Company routinely assesses the financial strengths of its customers. As a consequence, concentrations of credit risk are limited.


ALLOWANCE FOR DOUBTFUL ACCOUNTS. Management regularly reviews the collectability of accounts receivable by tracking collection and write-off activity. Estimated write-off percentages are then applied to each aging category by payor classification to determine the allowance for estimated uncollectable accounts. The allowance for estimated uncollectable accounts is adjusted as needed to reflect current collection, write-off and other trends, including changes in assessment of realizable value. While management believes the resulting net carrying amounts for accounts receivable are fairly stated and that the Company has made adequate provisions for uncollectable accounts based on all information available, no assurance can be given as to the level of future provisions for uncollectable accounts, or how they will compare to the levels experienced in the past. The Company's ability to successfully collect its accounts receivable depends, in part, on its ability to adequately supervise and train personnel in billing and collection, and minimize losses related to system changes. An allowance for doubtful accounts was not considered necessary at December 31, 2002 and 2001.

SHIPPING AND HANDLING COSTS. Shipping and handling costs that are incurred are included in selling, general and administrative expenses. Shipping and handling costs were approximately $301,000, and $206,000 in 2002 and 2001, respectively. Shipping and handling costs are not billed to customers.

LONG-LIVED ASSETS. The carrying values of long-lived assets are periodically reviewed to determine if any impairment indicators are present. If it is determined that such indicators are present and the review indicates that the assets will not be fully recoverable, based on undiscounted estimated cash flows over the remaining amortization and depreciation period, their carrying values are reduce to estimated fair value. No such impairment existed at December 31, 2002.

NEW PRONOUNCEMENTS. In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51." FIN 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risk will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 is not expected to have a material effect on the Company's financial statements.

In May 2003, the FASB issued Statement of Financial Account Standards ("SFAS") 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 is not expected to have a material effect on the Company's financial statements.

NOTE 3.  PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                    December 31,  December 31,
                                        2002        2001
                                     ---------    ---------
     Furniture and fixtures          $   9,026    $   7,284
     Machinery and equipment           145,325       50,230
     Leasehold improvements            177,045      175,074
     Delivery vehicles                 109,845      162,143
                                     ---------    ---------
                                       441,241      394,731
     Less accumulated depreciation
     and amortization                 (204,732)     (99,776)
                                     ---------    ---------
     Property and equipment, net     $ 236,509    $ 294,955
                                     =========    =========

Depreciation of property and equipment for the years ended December 31, 2002 and 2001 approximated $ 123,000 and $ 71,000 respectively.

NOTE 4.  CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

The concentration of credit risk in the Company's accounts receivable is mitigated by the large number of customers and by ongoing credit evaluations performed by the Company.

For the years ended December 31, 2002 and 2001 revenues from Medi-Cal and Aids Drug Assistance Program approximated $19,744,000 and $11,412,000 respectively.

Included in accounts receivable as of December 31, 2002 and 2001 are accounts receivable from Medicaid and Aids Drug Assistance Program approximating $592,000 and $916,000, respectively.

NOTE 5.  INCOME TAXES

A reconciliation of the income tax expense (benefit) computed at the statutory Federal income tax rate to the reported amount follows:

                                                   Year Ended December 31,
                                                  -----------------------
                                                    2002          2001
                                                  ---------     ---------
Federal statutory rate:                               34%          15%
                                                     -----        -----
Tax (benefit) provision at Federal
 statutory rates                                  $(230,000)    $  10,000
State income taxes                                  (39,000)        5,000
Valuation allowance                                 249,000         6,000
                                                  ---------     ---------
  Total                                           $ (20,000)    $  21,000
                                                  =========     =========

At December 31, 2002, the Company had net operating carry-forwards loss for tax purposes of approximately $493,000 expiring at various dates through 2022. As a result of the change in ownership, certain limitations may apply to this net operating loss carry-forward.

The provision (benefit) for income taxes is comprised of the following components:

                      Year Ended December 31,
              -----------------    -----------------
  Current:          2002                 2001
              -----------------    -----------------
  Federal           $ (13,000)             $ 13,000
  State                (7,000)                8,000
              -----------------    -----------------
    Total           $ (20,000)             $ 21,000
              =================    =================

Deferred tax assets comprise the following:
                                                        December 31,
                                                    ----------------------
                                                      2002         2001
                                                    ---------    ---------
Depreciation and amortization                       $  19,000    $   9,000
Accrued expenses                                       14,000         --
Benefit of net operating loss carry-forward           197,000         --
                                                    ---------    ---------
Gross deferred tax assets                           $ 230,000    $   9,000
Valuation allowance                                  (230,000)      (9,000)
                                                    ---------    ---------
  Net deferred tax assets                           $    --      $    --
                                                    =========    =========

NOTE 6.  LEASE COMMITTMENTS

The Company leases office space in Torrance, San Diego and San Francisco, California. The lease for the Torrance space expires in December 2005; the lease for the San Diego space expires in October 2003; and the San Francisco space lease expires in April 2004. As of December 31, 2002, the Company's lease commitments provide for the following minimum annual rentals.

        2003    $ 194,026
        2004      192,579
        2005      138,750
                ---------
                $ 525,355
                =========

During the years ended December 31, 2002 and 2001, rental expense approximated to $214,000 and $128,000 respectively.

NOTE 7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of cash, current receivables and payables and certain other short-term financial instruments approximate their fair value due to the short-term maturity of these items.

NOTE 8.  RELATED PARTY TRANSACTIONS

At December 31, 2002 and 2001 MME was a guarantor on a loan to a shareholder for the purchase of 2330 West 205 Street. The stockholder is the landlord of 2330 West 205 Street, from which MME leases the space. 2002 and 2001 lease payments were $ 120,000 and $110,000, respectively. Effective May 1, 2003, MME is no longer the guarantor on the loan due to the acquisition.

At December 31, 2002 and 2001, a stockholder owed the company $50,824 and $87,159, respectively. This loan is an unsecured demand loan with an annual interest rate of 4.50%.

At December 31, 2002 and 2001, the Company owed stockholders $18,524 and $60,000, respectively. This loan is an unsecured demand loan with an annual interest rate of 4.50%.

NOTE 9.  MAJOR SUPPLIERS

During the years ended December 31, 2002 and 2001, the Company purchased approximately $17,996,000 and $10,199,000, respectively from a major supplier. Amounts due to this supplier on December 31, 2002 and 2001 were approximately $1,745,000 and $1,110,000, respectively.

NOTE 10.  EMPLOYEE BENEFIT PLAN

The Company has a savings and investment 401(k) plan whereby eligible employees can contribute up to 10% of eligible salary to the plan. The Company may elect to match a portion of such employee contributions, or, in certain circumstances, may be required to match up to 3% of employee compensation. Plan members are fully vested as to the matching contributions immediately. During the years ended December 31, 2002 and 2001, the Company contributed approximately $53,000 and $39,000 to the plan, respectively. In addition, the Company pays all plan administrative expenses.


NOTE 11.  REVOLVING CREDIT LINE

The Company has a revolving credit facility in the amount of $150,000 available for short-term borrowings. Borrowings under the facility bear interest at 5.25% and were collateralized by a personal guarantee by a stockholder of the Company. As of December 31, 2002 and 2001 there were no balances outstanding under this line of credit. This credit facility expires on February 16, 2007, but, as of May 1, 2003, this credit line is no longer available due to the acquisition (see
Note 12).

NOTE 12.  SUBSEQUENT EVENTS

On May 1, 2003, Allion Healthcare, Inc. acquired Meds Made Easy (MME). The aggregate consideration for the acquisition was $4,950,000, subject to post-closing adjustments, and warrants to purchase 227,273 shares of Allion Healthcare, Inc. common stock for $11.00 per share. $200,000 of the purchase price was paid in cash prior to closing as a partial lock-up fee as of December 31, 2002. Prior to closing, an additional $100,000 lock-up fee was paid in cash during the first quarter. $2,250,000 of the purchase price was paid in cash at closing. $1,150,000 of the purchase price was paid by subordinated secured promissory notes payable on the first anniversary of the closing. The remaining $1,250,000 was paid by subordinated secured promissory notes payable due on the second anniversary of the closing. These notes payable accrue interest at a rate of Prime Rate plus 2% per annum. The notes payable are secured by cash, cash equivalents, accounts receivable, inventory, fixed and other assets of Allion Healthcare, Inc.


CALIFORNIA AIDS DRUG ASSISTANCE PROGRAM (ADAP) AUDIT. ADAP has commenced a review of the Company's billing in California. In particular, ADAP will review whether the appropriate procedures were followed and whether the requisite consents were obtained. The Company is in the process of providing ADAP with the requested documents.

                               MEDICINE MADE EASY
                   CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
                      AS OF AND FOR THE THREE MONTHS ENDED
                             MARCH 31, 2003 AND 2002


                                    CONTENTS

Condensed Balance Sheets (unaudited) as of March 31, 2003 and 2002           14
Condensed Statements of Operations and Retained Earnings (unaudited)
for the Three Months ended March 31, 2003 and 2002                           15
Condensed Statements of Cash Flows (unaudited) for the Three Months
ended March 31, 2003 and 2002                                                16
Notes to Condensed Financial Statements                                      17

                               MEDICINE MADE EASY
                      CONDENSED BALANCE SHEETS (UNAUDITED)

                                                                                                MARCH 31,
                                                                                        -------------------------
                                                                                            2003         2002
                                                                                        -----------   -----------
ASSETS
Current Assets:
Cash and cash equivalents                                                               $   102,837   $   278,839
Accounts receivable (Note 4)                                                              1,142,469     1,143,600
Inventories (Note 2)                                                                        486,172       157,999
Loan receivable - stockholder                                                                 8,735        76,754
Prepaid expenses and other current assets                                                    39,376        23,173
                                                                                        -----------   -----------
  Total Current Assets                                                                  $ 1,779,589   $ 1,680,365

Property and equipment, net                                                                 211,038       350,328
                                                                                        -----------   -----------
  Total Assets                                                                          $ 1,990,627   $ 2,030,693
                                                                                        ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses (Note 5)                                          $ 1,857,446   $ 1,569,381
Revolving credit line (Note 6)                                                              150,000          --
Deposit on acquisition (Note 7)                                                             300,000          --
Loan payable to stockholders                                                                   --          60,000
                                                                                        -----------   -----------
    Total Current Liabilities                                                           $ 2,307,446   $ 1,629,381


Stockholders' Equity (DEFICIT):
Common Stock, $0.01 par value; 1,000,000 shares authorized, 10,000 shares
  issued and outstanding                                                                        100           100
Additional paid-in capital                                                                   21,401        21,401
Retained earnings (DEFICIT)                                                                (338,320)      379,811
                                                                                        -----------   -----------
  Total Stockholders' Equity (DEFICIT)                                                     (316,819)      401,312

Total Liabilities and Stockholders' Equity (DEFICIT)                                    $ 1,990,627   $ 2,030,693
                                                                                        ===========   ===========



                  See notes to condensed financial statements.

                               MEDICINE MADE EASY
                       CONDENSED STATEMENTS OF OPERATIONS
                        AND RETAINED EARNINGS (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                      MARCH 31,
                                                            ----------------------------
                                                                2003             2002
                                                            -----------      -----------
NET SALES (Note 4)                                          $ 5,927,010      $ 5,036,717
COST OF GOODS SOLD (Note 5)                                   5,005,985        4,000,767
                                                            -----------      -----------
   GROSS PROFIT                                             $   921,025      $ 1,035,950

Selling, general and administrative expenses                    957,877        1,051,100
                                                            -----------      -----------

OPERATING LOSS                                              $   (36,852)     $   (15,150)

OTHER INCOME (EXPENSE):

Interest expense                                                 (2,900)            (231)
Loss on disposal of assets                                       (8,078)            --
Other income, net                                                 9,952            1,521
                                                            -----------      -----------
Total other income (expense)                                $    (1,026)     $     1,290

LOSS BEFORE INCOMES TAXES (BENEFIT)                             (37,878)         (13,860)

PROVISION FOR INCOME TAXES                                         --               --
                                                            -----------      -----------

NET LOSS                                                    $   (37,878)     $   (13,860)


RETAINED EARNINGS (DEFICIT), BEGINNING OF PERIOD               (300,442)         393,671
                                                            -----------      -----------

RETAINED EARNINGS (DEFICIT), END OF PERIOD                  $  (338,320)     $   379,811
                                                            ===========      ===========


                  See notes to condensed financial statements.

                               MEDICINE MADE EASY
                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                        THREE MONTHS ENDED
                                                                             MARCH 31,
                                                                    --------------------------
                                                                       2003            2002
                                                                    ----------      ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                            $ (37,878)      $ (13,860)
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation and amortization                                          25,471           9,620

Changes in operating assets and liabilities:
Accounts Receivable                                                  (450,800)       (125,754)
Inventories                                                           (82,791)         65,796
Prepaid expenses and other assets                                     (30,576)         27,944
Accounts payable and accrued expenses                                (119,312)        298,006
                                                                    ---------       ---------
    Net cash (used in) provided by operating activities             $(695,886)      $ 261,752
                                                                    ---------       ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
    Purchase of property and equipment                              $    --         $ (64,993)
                                                                    ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Line of Credit                                        $ 150,000       $    --
Security Deposit for Acquisition                                      100,000            --
Repayment of Loan from Stockholder                                     42,089          10,405
Repayment of Loan Payable                                             (18,524)           --
                                                                    ---------       ---------
    Net cash provided by financing activities                       $ 273,565       $  10,405
                                                                    ---------       ---------

NET CHANGE IN CASH AND CASH EQUIVALENTS                             $(422,321)      $ 207,164
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                        525,158          71,675
                                                                    ---------       ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                            $ 102,837       $ 278,839
                                                                    =========       =========



**Supplemental Disclosure
  Interest Paid                                                    $   2,900        $     231
                                                                   ---------        ---------

                  See notes to condensed financial statements.

                               MEDICINE MADE EASY
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                             MARCH 31, 2003 AND 2002


NOTE 1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.

NOTE 2.  INVENTORIES

Inventories consist entirely of pharmaceuticals available for sale. Inventories are recorded at lower of cost or market, cost being determined on a first-in, first-out ("FIFO") basis.

NOTE 3.  RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51." FIN 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. Variable interest entities that effectively disperse risk will not be consolidated unless a single party holds an interest or combination of interests that effectively recombines risks that were previously dispersed. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The adoption of FIN 46 is not expected to have a material effect on the Company's financial statements.

In May 2003, the FASB issued Statement of Financial Account Standards ("SFAS") 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 is not expected to have a material effect on the Company's financial statements.

NOTE 4.  CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

MME provides prescription medications to its customers in the United States. Credit losses relating to customers historically have been minimal and within management's expectations.

At March 31, 2003, and 2002, MME maintained all of its cash and cash equivalents with one financial institution.

Under certain federal and state third-party reimbursement programs, MME received net patient revenues of approximately $ 5,225,800 and $ 4,500,000 for the three months ended March 31, 2003 and 2002, respectively. At March 31, 2003 and March 31, 2002, the Company had an aggregate outstanding receivable from federal and state agencies of approximately $1,036,000 and $1,098,000, respectively.

NOTE 5.  MAJOR SUPPLIER

During the three months ended March 31, 2003 and 2002, the Company purchased approximately $5,092,000 and $3,772,000 respectively from a major supplier. Amount due to this supplier at March 31, 2003 and 2002, was approximately $ 1,662,000 and $1,417,000, respectively.

NOTE 6.  REVOLVING CREDIT LINE

The Company has a revolving credit facility in the amount of $150,000 available for short-term borrowings. Borrowings under the facility bear interest at 5.25% and were collateralized by a personal guarantee by a stockholder of the Company. This credit facility expires on February 16, 2007, but, as of May 1, 2003, this credit line is no longer available due to the acquisition (see Note 7).

NOTE 7.  SUBSEQUENT EVENTS

On May 1, 2003, Allion Healthcare, Inc. acquired Meds Made Easy (MME). The aggregate consideration for the acquisition was $4,950,000, subject to post-closing adjustments, and warrants to purchase 227,273 shares of Allion Healthcare, Inc. common stock for $11.00 per share. $200,000 of the purchase price was paid in cash prior to closing as a partial lock-up fee as of December 31, 2002. Prior to closing, an additional $100,000 lock-up fee was paid in cash during the first quarter. $2,250,000 of the purchase price was paid in cash at closing. $1,150,000 of the purchase price was paid by subordinated secured promissory notes payable on the first anniversary of the closing. The remaining $1,250,000 was paid by subordinated secured promissory notes payable due on the second anniversary of the closing. These notes payable accrue interest at a rate of Prime Rate plus 2% per annum. The notes payable are secured by cash, cash equivalents, accounts receivable, inventory, fixed and other assets of Allion Healthcare, Inc.

CALIFORNIA AIDS DRUG ASSISTANCE PROGRAM (ADAP) AUDIT. ADAP has commenced a review of the Company's billing in California. In particular, ADAP will review whether the appropriate procedures were followed and whether the requisite consents were obtained. The Company is in the process of providing ADAP with the requested documents.

                    ALLION HEALTHCARE, INC. AND SUBSIDIARIES
        PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     As of March 31, 2003, for the three months ended March 31, 2003 and for the Year Ended December 31, 2002


CONTENTS

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS (UNAUDITED)                                      20
BALANCE SHEET FOR THE THREE MONTHS ENDED
MARCH 31, 2003 (UNAUDITED)                                  21
PRO FORMA CONDENSED CONSOLIDATED STATEMENT
OF OPERATIONS FOR THE THREE MONTHS ENDED
MARCH 31, 2003 (UNAUDITED)                                  22
PRO FORMA CONDENSED CONSOLIDATED STATEMENT
OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002          23
(UNAUDITED)
NOTES TO PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS (UNAUDITED)                            24

              PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

Allion Healthcare, Inc., a Delaware corporation (the "Registrant"), acquired all of the capital stock of Medicine Made Easy, a California corporation ("MME"), through MOMs Pharmacy, Inc. ("MOMS"), the Registrant's wholly owned subsidiary formed to consummate the acquisition. MME operates a specialty retail pharmacy in California.

The acquisition was consummated as of May 1, 2003 pursuant to a Stock Purchase Agreement of the same date, among MOMS, the Registrant, Darin A. Peterson and Allan H. Peterson.

The aggregate consideration for the acquisition was $4,950,000 and warrants to purchase 227,273 shares of the Registrant's common stock for $11.00 per share. $300,000 of the purchase price was paid in cash prior to closing as a lock-up fee. $2,250,000 of the purchase price was paid in cash at closing. $1,150,000 of the purchase price was paid by subordinated secured promissory notes payable due on the first anniversary of the closing. The remaining $1,250,000 was paid by subordinated secured promissory notes payable due on the second anniversary of the closing.

The Registrant financed the acquisition with proceeds from the sale of its Series C Preferred Stock, which was completed on April 30, 2003, in which the Company raised $6,175,000.

The unaudited pro forma statements of operations of Allion for the year December 31, 2002, and the three months ended March 31, 2003, give effect to (i) the Stock Purchase Agreement by applying the purchase method of accounting, (ii) certain adjustments that are directly attributable to the Stock Purchase Agreement, and (iii) the sale of Series C Preferred Stock as if the transaction was consummated as of January 1, 2002.

The unaudited pro forma condensed balance sheet as of March 31, 2003 is presented as if the Stock Purchase Agreement had occurred on March 31, 2003.

The fair value of the net assets acquired has been estimated pending completion of a valuation by an independent appraiser.

In the opinion of Allion and MME management, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Stock Purchase Agreement been consummated as of the dates indicated or of the results that may be obtained in the future.

These pro forma condensed financial statements and notes thereto should be read in conjunction with the Allion consolidated financial statements and the notes thereto as of and for the years ended December 31, 2002 and 2001.

                    ALLION HEALTHCARE, INC. AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 MARCH 31, 2003

ASSETS                                                      HISTORICAL
                                              -----------------------------------         PRO FORMA
                                                   ALLION               MME              ADJUSTMENTS         PRO FORMA
                                              ----------------   ----------------    ----------------    ----------------

Current Assets:
Cash and cash equivalents                     $        552,540   $        102,837    $      6,175,000 (1)$      4,280,377
                                                                                           (2,250,000)(2)
                                                                                             (300,000)(3)
Accounts receivable, net                             2,229,947          1,142,469                               3,372,416
Inventories                                            672,537            486,172                               1,158,709
Loan receivable - stockholder                               -               8,735                                   8,735
Prepaid expenses and other current assets               62,760             39,376                                 102,136
                                              ----------------   ----------------    ----------------    ----------------
    Total Current Assets                      $      3,517,784   $      1,779,589    $      3,625,000    $      8,922,373

Property and equipment, net                            407,981            211,038                                 619,019
Goodwill                                                                                    4,000,000 (2)
                                                                                              316,819 (2)       5,149,061
                                                                                              254,888 (2)
                                                                                              550,000 (2)
                                                                                               27,354 (2)
Intangible assets, net                                 607,500               -                950,000 (2)       1,557,500

Deferred financing costs                               254,888                               (254,888)(2)              -
Security deposits for acquisition                      300,000                               (300,000)(3)              -
Other assets                                            85,381                                                     85,381
                                              ----------------   ----------------    ----------------    ----------------
    Total Assets                              $      5,173,534   $      1,990,627    $      9,169,173    $     16,333,334
                                              ================   ================    ================    ================

LIABILITIES AND STOCKHOLDRES' EQUITY
(DEFICIT)
Current Liabilities:
Accounts payable and accrued expenses         $      3,120,071   $      1,857,446    $             -      $     4,977,517
Accrued deferred financing costs                       224,999                -                550,000 (2)        774,999
Note payable                                         1,500,000                               1,150,000 (2)      2,650,000
Revolving credit line                                  841,789            150,000                  -              991,789
Deposit on acquisition and other                            -             300,000            (300,000) (3)            -
Current portion of capital lease obligations            83,694                -                    -              83,694
Current portion of other long-term debt                 10,321                -                    -              10,321
                                              ----------------   ----------------    ----------------    ----------------
    Total Current Liabilities                 $      5,780,874   $      2,307,446    $      1,400,000    $      9,488,320

LONG TERM LIABILTIES:
Note payable                                               -                  -             1,250,000 (2)       1,250,000
Capital lease obligation                               229,995                -                                   229,995
Other                                                  107,863                                                    107,863
                                              ----------------   ----------------    ----------------    ----------------
   Total Liabilities                          $      6,118,732   $      2,307,446    $      2,650,000    $     11,076,178

Stockholders' Equity (DEFICIT)

Convertible preferred stock                              1,179                                  1,235 (1)           2,414
Common stock                                             3,100                100                (100)(2)           3,100

Additional paid-in capital                           4,171,725             21,401           6,173,765 (1)      10,372,844
                                                                                              (21,401)(2)
                                                                                               27,354 (2)

Accumulated Equity (DEFICIT)                        (5,121,202)          (338,320)            338,320 (2)      (5,121,202)
                                              ----------------   ----------------    ----------------    ----------------
  Total Stockholders' Equity (DEFICIT)        $       (945,198)  $       (316,819)   $      6,519,173    $      5,257,156
                                              ----------------   ----------------    ----------------    ----------------

  Total Liabilities and Stockholders'
     Equity (DEFICIT)                         $      5,173,534   $      1,990,627    $      9,169,173    $     16,333,334
                                              ================   ================    ================    ================


See accompanying notes to pro forma condensed consolidated Financial Statements.

                    ALLION HEALTHCARE, INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        THREE MONTHS ENDED MARCH 31, 2003

                                                            HISTORICAL
                                              ---------------------------------------        PRO FORMA
                                                   ALLION                 MME                ADJUSTMENTS           PRO FORMA
                                              ------------------    -----------------    ------------------    ------------------
  NET SALES                                   $        8,301,772    $       5,927,010    $               -     $       14,228,782
  COST OF GOODS SOLD                                   7,107,338            5,005,985                    -             12,113,323
                                              ------------------    -----------------    ------------------    ------------------
     GROSS PROFIT                             $        1,194,434    $         921,025    $               -     $        2,115,459

  OPERATING EXPENSES:

  Selling, general and
  administrative expenses                              1,346,606             957,877               47,500(4)            2,351,983
                                              ------------------    -----------------    ------------------    ------------------

  Operating loss                              $         (152,172)   $         (36,852)   $          (47,500)   $         (236,524)
                                              ------------------    -----------------    ------------------    ------------------
  OTHER INCOME (EXPENSE):

  Interest income (expense)                   $          (48,192)   $          (2,900)   $          (19,531)(5)$          (70,623)
  Loss on disposal of assets                                   -               (8,078)                  -                  (8,078)
  Other income, net                                            -                9,952                   -                   9,952
                                              ------------------    -----------------    ------------------    ------------------
  Total other income (expense)                $          (48,192)   $          (1,026)   $          (19,531)   $          (68,749)
                                              ------------------    -----------------    ------------------    ------------------

  LOSS BEFORE INCOME TAXES (BENEFIT)          $         (200,364)   $         (37,878)   $          (67,031)   $         (305,273)

  PROVISION (BENEFIT) FOR INCOME TAXES                     1,246                   -                     -                  1,246
                                              ------------------    -----------------    ------------------    ------------------

  NET LOSS                                    $         (201,610)   $         (37,878)   $          (67,031)   $         (306,519)
                                              ==================    =================    ==================    ==================

  BASIC AND DILUTED LOSS PER COMMON SHARE:    $             (.07)                                              $             (.10)
                                              ==================                                               ==================

  BASIC AND DILUTED WEIGHTED AVERAGE OF
  COMMON SHARES OUTSTANDING                            3,100,000                                                        3,100,000
                                              ==================                                               ==================


                    ALLION HEALTHCARE, INC. AND SUBSIDIARIES
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 2002

                                                                                             PRO FORMA
                                                         HISTORICAL                         ADJUSTMENTS             PRO FORMA
                                         --------------------------------------------    ------------------    -------------------
                                               ALLION                   MME
                                         -------------------    ---------------------
NET SALES                                       $ 27,457,438             $ 21,745,621                  --             $ 49,203,059
COST OF GOODS SOLD                                23,271,936               17,968,358                  --               41,240,294
                                                ------------             ------------          ------------           ------------
   GROSS PROFIT                                 $  4,185,502             $  3,777,263          $       --             $  7,962,765

OPERATING EXPENSES:

Selling, general and administrative
expenses                                           4,756,037                4,463,566               190,000(4)           9,409,603
                                                ------------             ------------          ------------           ------------

Operating loss                                  $   (570,535)            $   (686,303)         $   (190,000)          $ (1,446,838)
                                                ------------             ------------          ------------           ------------

OTHER INCOME (EXPENSE):

Interest expense                                $   (104,358)            $       --            $ (150,000)(5)         $   (254,358)
Costs of withdrawn public offering
  and other                                         (478,865)                    --                    --                 (478,865)
Other Income, net                                    150,000                   10,311                  --                  160,311
                                                ------------             ------------          ------------           ------------
Total other income (expense)                    $   (433,223)            $     10,311          $   (150,000)          $   (572,912)
                                                ------------             ------------          ------------           ------------

LOSS BEFORE INCOME TAXES                        $ (1,003,758)            $   (675,992)         $   (340,000)          $ (2,019,750)

PROVISION (BENEFIT) FOR INCOME TAXES                  35,002                  (20,000)                 --                   15,002
                                                ------------             ------------          ------------           ------------

NET LOSS                                        $ (1,038,760)            $   (655,992)         $   (340,000)          $ (2,034,752)
                                                ============             ============          ============           ============

BASIC AND DILUTED LOSS PER COMMON
SHARE:                                         $       (.34)                                                          $       (.66)

BASIC AND DILUTED WEIGHTED AVERAGE
OF COMMON SHARES OUTSTANDING                       3,100,000                                                             3,100,000
                                                ============                                                          ============


See accompanying notes to pro forma condensed consolidated financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

(A) BASIS OF PRESENTATION

The purchase method of accounting has been used in the preparation of the accompanying unaudited pro forma condensed financial statements. Under this method of accounting, the purchase consideration is allocated to tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair values. For purposes of the unaudited pro forma condensed consolidated financial statements, the preliminary fair values of MME's assets were estimated by MME's and Allion's management. The final allocation of the purchase price will be determined on after the completion of a valuation by an independent appraiser, a comprehensive final evaluation of tangible and identifiable intangible assets acquired (including their estimated useful lives). For the purposes of pro forma adjustments, MME has applied Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Intangible Assets."

(B) CONSIDERATION

Allion Healthcare, Inc., a Delaware corporation (the "Registrant"), acquired all of the capital stock of Medicine Made Easy, a California corporation ("MME"), through MOMs Pharmacy, Inc. ("MOMS"), Registrant's wholly owned subsidiary formed to consummate the acquisition. MME operates a specialty retail pharmacy in California.

The acquisition was consummated as of May 1, 2003 pursuant to a Stock Purchase Agreement of the same date, among MOMS, the Registrant, Darin A. Peterson and Allan H. Peterson.

The aggregate consideration for the acquisition was $4,950,000 and warrants to purchase 227,273 shares of the Registrant's common stock for $11.00 per share. $300,000 of the purchase price was paid in cash prior to closing as a lock-up fee. $2,250,000 of the purchase price was paid in cash at closing. $1,150,000 of the purchase price was paid by subordinated secured promissory notes payable on the first anniversary of the closing. The remaining $1,250,000 was paid by subordinated secured promissory notes payable on the second anniversary of the closing. These notes payable accrue interest at a rate of Prime Rate plus 2% per annum. The notes payable are secured by cash, cash equivalents, accounts receivable, inventory, fixed and other assets of the Registrant.

The fair value of the warrants is $27,354 based on a rate of $.12 per warrant.

The Registrant financed the acquisition with proceeds from the sale of its Series C Preferred Stock, which was completed on April 30, 2003, in which the Company raised $6,175,000.

(C) DETAILS OF THE PRO FORMA ADJUSTMENTS RELATING TO THE ACQUISITION OF MEDICINE MADE EASY ARE AS FOLLOWS:

         The pro forma financial statements have been prepared on the basis of assumptions relating to the allocation of the consideration paid to the acquired assets and liabilities of Medicine Made Easy, base on management's best estimates.

         Following is a summary of the preliminary estimate of the total purchase price as of March 31, 2003:

            1. To record proceeds from the sale of Allion's Series C Preferred Stock, in which the Company raised $6,175,000.

            2. To record the effect of the purchase of Medicine Made Easy on cash balances, equity accounts and short-term notes and long-term notes

                                    The purchase price consisted of:
                                    Cash paid to seller prior to closing                                    $  300,000
                                    Cash paid at closing                                                     2,250,000
                                    Notes Payable                                                            2,400,000
                                    Direct acquisition costs                                                   804,888
                                    Liabilities assumed                                                      2,307,446
                                    Fair value of warrants issued                                               27,354
                                                                                                 ----------------------
                                    Total                                                                  $ 8,089,688
                                                                                                 ======================


                                    The purchase price was allocated as follows:
                                    Current Assets                                                        $ 1,779,589
                                    Property and equipment                                                    211,038
                                    Identified intangible assets                                              950,000
                                    Goodwill                                                                5,149,061
                                                                                                 ---------------------
                                    Total                                                                 $ 8,089,688
                                                                                                 =====================


                           The final allocation of the purchase price will be determined, after the completion of a valuation by an independent appraiser, on a comprehensive final evaluation of the fair value of MME's tangible and identifiable assets acquired at the time of the Stock Purchase Agreement.

                           Allion believes that the intangible assets acquired from MME included in the five-year category is comprised principally of customer lists. In addition, Allion intends to continue to expand the combined company's existing lines of business, develop new businesses by leveraging the products of MME and take advantage of synergies that exist between Allion and MME. Allion believes that it will benefit from the Stock Purchase Agreement for a period of time of approximately five years and, therefore, a five-year amortization period is appropriate.

3.   Elimination of $300,000 deposit on acquisition issued prior to closing.

4. To record amortization expense of intangibles for $190,000 for the year ended December 31, 2002 and $47,500 for the three months ended March 31, 2003.

5. To record interest expense on promissory notes payable. Interest expense for the year ended December 31, 2002 was $150,000 for both the $1,150,000 and $1,250,000 notes payable (Both notes have interest rates of Prime plus 2% per annum). Interest expense for the three months ended March 31, 2003 was $19,531 on only the $1,250,000 note payable due to the pro-forma assumption that the first year note of $1,150,000 has been paid off by December 31, 2002. The effective interest income on excess cash was deemed to be immaterial.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Allion Healthcare, Inc.
                               (the Registrant)


Dated:  July 15, 2003           BY:  /S/ MICHAEL P. MORAN
                                -------------------------------------
                                Michael P. Moran
                                President and Chief Executive Officer

    Exhibits

    2.1 Stock Purchase Agreement, dated as of May 1, 2003, among MOMs Pharmacy, Inc., as buyer, Allion Healthcare, Inc. as parent, and Darin A. Peterson and Allan H. Peterson collectively, as sellers*

    4.1 Warrant to Purchase Common Stock of Allion Healthcare, Inc. issued to Darin A. Peterson, as of May 1, 2003*

    4.2 Warrant to Purchase Common Stock of Allion Healthcare, Inc. issued to Allan H. Peterson, as of May 1, 2003*

    10.1 Subordinated Security Agreement, dated as of May 1, 2003, among Allion Healthcare, Inc., as borrower, Darin A. Peterson and Allan H. Peterson, collectively, as lenders, and Darin A. Peterson, as collateral agent*

    10.2 Subordinated Secured Promissory Note of Allion Healthcare, Inc., dated as of May 1, 2003, in the principal amount of $1,187,500, issued to Darin A. Peterson*

    10.3 Subordinated Secured Promissory Note of Allion Healthcare, Inc., dated as of May 1, 2003, in the principal amount of $62,500, issued to Allan H. Peterson*

    10.4 Subordinated Secured Promissory Note of Allion Healthcare, Inc., dated as of May 1, 2003, in the principal amount of $1,092,500, issued to Darin A. Peterson*

    10.5 Subordinated Secured Promissory Note of Allion Healthcare, Inc., dated as of May 1, 2003, in the principal amount of $57,500, issued to Allan H. Peterson*